Exhibit 99.2

EXECUTION VERSION

Guaranty

This Guaranty, dated as of August 25, 2013 (this “Guaranty”), by Wasserstein Partners III, LP (the “Guarantor”), is in favor of Globecomm Systems Inc., a Delaware corporation (the “Company”). Reference is hereby made to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, among the Company, Wasserstein Cosmos Co-Invest, L.P., a Delaware limited partnership (“Parent”), and Cosmos Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

1. Guaranty. To induce the Company to enter into the Merger Agreement, the Guarantor, intending to be legally bound, hereby absolutely, irrevocably and unconditionally guarantees to the Company, on the terms and subject to the conditions set forth herein, the payment, if and when due pursuant to the terms and conditions of the Merger Agreement, of (i) the Parent Termination Fee when required to be paid by Parent pursuant to and in accordance with Section 11.04(b)(ii) of the Merger Agreement or (ii) any monetary damages of Parent or Merger Sub owed to the Company pursuant to, and in accordance with, Section 10.02 or Section 11.04(d) of the Merger Agreement when required to be paid by Parent or Merger Sub, subject to the limitations set forth in the Merger Agreement, including Section 11.04 thereof (clauses (i) and (ii), collectively, the “Guaranteed Obligations”); provided, however, notwithstanding anything to the contrary set forth in this Guaranty, the Merger Agreement, the Equity Financing Commitment or any other agreement contemplated hereby or thereby, in no event will the liability of the Guarantor pursuant to this Guaranty exceed $15,600,000 (the “Maximum Liability Cap”), it being understood that in no event may this Guaranty be enforced without giving effect to the Maximum Liability Cap. The Company hereby agrees that (i) the Guarantor will in no event be required to pay an amount in excess of the Maximum Liability Cap under or in respect of this Guaranty, or to pay any amounts under, or in respect of, or in connection with, this Guaranty, the Merger Agreement or the transactions contemplated thereby or otherwise other than as expressly set forth herein or in the Equity Financing Commitment, and (ii) none of the Guarantor, Parent, Merger Sub or any of their respective Affiliates (each of the foregoing, including Guarantor, a “Parent Party”) will have any obligation or liability to any Person relating to, arising out of or in connection with, this Guaranty, other than as expressly set forth herein.

2. Terms of Guaranty. (a) This Guaranty is one of payment, not collection, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty up to the amount of the Maximum Liability Cap, irrespective of whether any action is brought against Parent or Merger Sub or any other Person or whether Parent or Merger Sub or any other Person is joined in any such action or actions.

(b) All payments hereunder will be made in lawful money of the United States in immediately available funds.

(c) The liability of the Guarantor under this Guaranty will, to the fullest extent permitted under Applicable Law, be absolute, irrevocable and unconditional irrespective of:

(i) the value, genuineness, validity, regularity, illegality or enforceability of the Financing Commitments;

(ii) the value, genuineness, validity, regularity, illegality or enforceability of the Merger Agreement as it relates to Parent or Merger Sub;

(iii) any change in the corporate existence, structure or ownership of Parent or any of its Subsidiaries (including Merger Sub) or the Guarantor or their respective successors;

(iv) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent or any of its Subsidiaries (including Merger Sub) or their respective successors;

(v) the existence of any claim, set-off or other right that the Guarantor may have at any time against Parent or Merger Sub, whether in connection with any of the Guaranteed Obligations or otherwise;

(vi) any other act or omission by the Guarantor, Parent or Merger Sub that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity; or

(vii) the adequacy of any other means the Company may have of obtaining repayment of any of the Guaranteed Obligations.

(d) The Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Company upon this Guaranty or acceptance of this Guaranty. The Guaranteed Obligations, and any of them, will conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between Parent, Merger Sub or the Guarantor, on the one hand, and the Company, on the other, will likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. When pursuing its rights and remedies hereunder against the Guarantor, the Company will be under no obligation to pursue such rights and remedies it may have against Parent or Merger Sub or any other Person for any of the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Company to pursue such other rights or remedies or to collect any payments from Parent or Merger Sub or any such other Person or to realize upon or to exercise any such right of offset, and any release by the Company of Parent or Merger Sub or any such other Person or any right of offset, will not relieve the Guarantor of any liability hereunder, and will not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Company. The Guarantor waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar Applicable Law now or hereafter in effect, any right to require the marshalling of assets of Parent or any other Person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally.

(e) The Company will not be obligated to file any claim relating to any of the Guaranteed Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file will not affect the Guarantor’s obligations hereunder. In the event that any payment to the Company in respect of any of the Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever (other than as set forth in Section 6 hereof), the Guarantor will remain liable hereunder with respect to such Guaranteed Obligation as if such payment had not been made.

(f) Notwithstanding anything to the contrary contained herein, (i) the Guarantor reserves the right to assert, as a defense to, or release or discharge of, any payment or performance by the Guarantor under this Guaranty, any claim, set-off, deduction, defense or release that Parent or Merger Sub may have to payment of any of the Guaranteed Obligations under the terms of, or with respect to, the Merger Agreement, (ii) to the extent that any of Parent’s or Merger Sub’s representations, warranties, covenants or agreements set forth in the Merger Agreement are waived by the Company, then such waiver shall extend to the Guarantor, and (iii) to the extent that Parent or Merger Sub is relieved of the Guaranteed Obligations, the Guarantor will be similarly relieved of its obligations under this Guaranty.

3. Waiver of Acceptance, Presentment; Etc. The Guarantor, to the fullest extent permitted by Applicable Law, irrevocably waives acceptance hereof, diligence, grace, protest, presentment, demand, notice of non-payment, default and dishonor or any notice not provided for herein (other than notices required to be provided to Parent or Merger Sub pursuant to the Merger Agreement). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.

4. No Recourse; Sole Remedy. Notwithstanding anything that may be expressed or implied in this Guaranty or any document or instrument delivered in connection herewith or the fact that the Guarantor may be a partnership, by its acceptance of the benefits of this Guaranty, the Company acknowledges and agrees that (a) no Person other than Guarantor has any liability, obligation or commitment of any nature, known or unknown, whether due or to become due, absolute, contingent or otherwise, hereunder and (b) neither the Company nor any of its Affiliates has any right of recovery under this Guaranty or under any document or instrument delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith, against, and no personal liability whatsoever will attach to, be imposed upon or be incurred by, any

Person (other than Guarantor), including any former, current or future equity holder, controlling Person, director, officer, employee, agent, Affiliate (other than any delegee permitted under Section 14 hereof), member, manager or general or limited partner of the Guarantor, Parent or Merger Sub or any former, current or future equity holder, controlling Person, director, officer, employee, general or limited partner, member, manager, Affiliate (other than any delegee permitted under Section 14 hereof) or agent of any of the foregoing (collectively, but not including Parent or Merger Sub, each a “Non-Recourse Party”), whether based on contract, tort, strict liability or otherwise, and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of Parent or Merger Sub or otherwise, against any Parent Party or any Non-Recourse Party (including a claim to enforce the Equity Financing Commitment), by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or Applicable Law, or otherwise. The Company acknowledges and agrees that the sole and exclusive direct or indirect remedies of the Company and its Affiliates against any Parent Party or any Non-Recourse Party relating to or arising out of the transactions contemplated by the Merger Agreement, any agreement executed in connection therewith, including this Guaranty and the Equity Financing Commitment, or the transactions contemplated hereby or thereby will be limited to (i) claims against Parent or Merger Sub pursuant to the Merger Agreement for the remedies under the Merger Agreement, but subject to the limitations therein, (ii) claims against the Guarantor under this Guaranty for any of the Guaranteed Obligations, but subject to the limitations herein, (iii) claims by the Company to specifically enforce the Equity Financing Commitment in accordance with its terms, but only to the extent expressly set forth therein, and (iv) claims against Wasserstein Partners, L.P. under the Confidentiality Agreement. The Company hereby covenants and agrees that it will not institute, and will cause (x) its controlled Affiliates and (y) its other Affiliates that are acting on its behalf or at its direction (collectively, the “Company Related Parties”) not to institute, directly or indirectly, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement, the agreements executed in connection therewith or the transactions contemplated thereby, against any Parent Party or any Non-Recourse Party, except for (i) claims against Parent or Merger Sub pursuant to the Merger Agreement for the remedies under the Merger Agreement, but subject to the limitations therein, (ii) claims against the Guarantor under this Guaranty for any of the Guaranteed Obligations, but subject to the limitations herein, (iii) claims by the Company to specifically enforce the Equity Financing Commitment in accordance with its terms, but only to the extent expressly set forth therein, and (iv) claims against Wasserstein Partners, L.P. under the Confidentiality Agreement. The Guarantor hereby covenants and agrees that it will not institute, and will cause its Affiliates not to institute, directly or indirectly, any proceeding or bring any other claim asserting that this Guaranty is illegal, invalid or unenforceable in accordance with its terms, other than by reason of fraud by the Company. The Company acknowledges that the Guarantor is agreeing to enter into this Guaranty in reliance on the provisions set forth in this Section 4, and the Guarantor acknowledges that the Company is agreeing to enter into the Merger Agreement in reliance on this Guaranty. For all purposes of this Guaranty, pursuit of a claim against a Person by the Company or any of the Company Related Parties will be deemed a pursuit of a claim by the Company. A Person will be deemed to have pursued a claim against another Person if such first Person brings legal action against such other Person, adds such other Person to an existing legal proceeding, or otherwise asserts a legal claim of any nature against such other Person. Nothing set forth in this Guaranty will confer, give or be construed to give to any Person other than the Guarantor and the Company any rights or remedies against any Person, including the Guarantor. The Company acknowledges and agrees that Parent has no assets other than certain contract rights and that no additional funds are expected to be contributed to Parent except at the Closing and then only on the terms and subject to the conditions set forth in the Equity Financing Commitment. This Section 4 will survive termination of this Guaranty.

5. Subrogation. Unless and until all amounts payable by the Guarantor under this Guaranty have been paid in full in immediately available funds, (i) the Guarantor hereby unconditionally waives any rights that it may now have or hereafter acquire against Parent or Merger Sub that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under or in respect of this Guaranty or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Company against Parent or Merger Sub (including any right that would result in the Guarantor being deemed a creditor of Parent or Merger Sub pursuant to this Guaranty under the United States Bankruptcy Code), whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Parent or Merger Sub, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, and (ii) the Guarantor will not exercise any such rights. If any amount is paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in immediately available funds of the Guaranteed Obligations payable under this Guaranty, such amount will be received and held in trust for the benefit of the Company, will be segregated from other property and funds of the Guarantor and will forthwith be paid or delivered to the Company in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations payable by the Guarantor under this Guaranty, or be held as collateral for any Guaranteed Obligations payable under this Guaranty thereafter arising.

6. Continuing Guaranty. This Guaranty may not be revoked or terminated and will remain in full force and effect until the indefeasible payment and satisfaction in full of the Guaranteed Obligations, will be binding upon the Guarantor and its successors and assigns, and will inure to the benefit of, and be enforceable by, the Company and its successors and permitted assigns. Notwithstanding the foregoing, this Guaranty will terminate and the Guarantor will have no further rights or obligations under this Guaranty as of the earliest of (i) the Effective Time, (ii) the valid termination of the Merger Agreement by Parent and the Company pursuant to Section 10.01 of the Merger Agreement under circumstances in which none of the Guaranteed Obligations is payable, (iii) the payment of the Parent Termination Fee or an amount of the Guaranteed Obligations equal to the Maximum Liability Cap (unless any portion is legally compelled by judicial order or otherwise to be returned by the Company), and (iv)

the 150-day anniversary following termination of the Merger Agreement in accordance with its terms unless prior to such 150-day anniversary (x) the Company shall have delivered a written notice to the Guarantor with respect to any of the Guaranteed Obligations in accordance with the terms hereof or (y) the Company shall have commenced a suit, action or other proceeding alleging that Guaranteed Obligations are due and payable under this Guaranty; provided, that with respect to clause (iv), if the Merger Agreement has been terminated and such notice has been provided or such suit, action or other proceeding has been commenced, the Guarantor will have no further liability or obligation under this Guaranty from and after the earlier of (x) a final, nonappealable order of a court of competent jurisdiction in accordance with Section 12 hereof determining that the Guarantor does not owe any amount under this Guaranty and (y) a written agreement between the Guarantor and the Company that specifically references this Section 6(iv) in which the Company acknowledges that the obligations and liabilities of the Guarantor pursuant to this Guaranty are terminated. Notwithstanding the foregoing, in the event that the Company or any of its Affiliates asserts in any litigation or other proceeding that the provisions of Section 1 hereof limiting the Guarantor’s liability to the Maximum Liability Cap or any other provisions of this Guaranty are illegal, invalid or unenforceable in whole or in part, or asserting any claim or theory of liability against any Parent Party or Non-Recourse Party, other than (A) claims against Parent or Merger Sub pursuant to the Merger Agreement for the remedies under the Merger Agreement, but subject to the limitations therein, (B) claims against the Guarantor under this Guaranty for any of the Guaranteed Obligations, but subject to the limitations herein, (C) claims by the Company to specifically enforce the Equity Financing Commitment in accordance with its terms, but only to the extent expressly set forth therein, and (D) claims against Wasserstein Partners, L.P. under the Confidentiality Agreement, then (x) the obligations of the Guarantor under this Guaranty will terminate ab initio and be null and void, (y) if the Guarantor has previously made any payments under this Guaranty, it will be entitled to recover such amounts from the Company, and (z) no Parent Party or any Non-Recourse Party will have any liability to the Company or any of its Affiliates with respect to the transactions contemplated by the Merger Agreement, the agreements executed in connection therewith, including this Guaranty and the Equity Financing Commitment, or the transactions contemplated thereby; provided that the foregoing will not affect the right of the Company to assert any claim under the Confidentiality Agreement against the other party thereto. The Company acknowledges that the Guarantor is agreeing to enter into this Guaranty in reliance on the provisions set forth in this Section 6. This Section 6 will survive termination of this Guaranty.

7. Change in Guaranteed Obligations; Certain Waivers. The Guarantor agrees that the Company may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any of the Guaranteed Obligations, and also may make any written agreement with one or both of Parent and Merger Sub for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Company, on the one hand, and one or both of Parent or Merger Sub, on the other hand, without in any way impairing or affecting the obligations of the Guarantor under this Guaranty.

8. Entire Agreement; Third Party Beneficiaries. This Guaranty, together with the Merger Agreement, the Equity Financing Commitment and the Confidentiality Agreement, constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, between or among Parent, Merger Sub and the Guarantor or any of their Affiliates on the one hand, and the Company or any of its Affiliates on the other hand. This Guaranty is not intended to and will not confer upon any Person other than the parties hereto, the Parent Parties and the Non-Recourse Parties, as provided in Section 4 and Section 6, any rights or remedies hereunder.

9. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Guarantor and the Company, or in the case of waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation of, or default under, this Guaranty, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Guaranty will operate as a waiver thereof.

10. Counterparts. This Guaranty may be executed in any number of counterparts (including by facsimile or other electronic means), each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Guaranty will become effective when duly executed by each party hereto.

11. Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Guaranty will be in writing (including facsimile transmission or email transmission, so long as a receipt of such email is requested and received) by reliable overnight delivery service (with proof of service) or hand delivery (provided that any notice received on any non-Business Day or any Business Day after 5:00 p.m. (addressee’s local time) will be deemed to have been received on the next succeeding Business Day), addressed as follows (or at such other address, email address or facsimile number for a party as may be specified by like notice):

if to the Guarantor, to it at:

Wasserstein Partners III, LP

1301 Avenue of the Americas, 41st Floor

New York, NY 10019

Attention: Anup Bagaria

Facsimile: (212) 702-5635

E-mail: ab@wasserco.com

with a copy to:

Jones Day

222 East 41st Street

New York, New York 10017

Attention: Robert A. Profusek and Andrew M. Levine

Facsimile: (212) 755-7306

E-mail: raprofusek@jonesday.com;

            amlevine@jonesday.com

if to the Company, to it at:

Globecomm Systems Inc.

45 Oser Avenue

Hauppauge, NY 11788

Attention: Julia Hanft

Facsimile: (631) 231-1557

E-mail: jhanft@globecomm.com

with a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attention: Richard H. Gilden, Esq.

Facsimile: (212) 715-8085

E-mail: rgilden@kramerlevin.com

12. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS GUARANTY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAWS RULES OF SUCH STATE.

(b) THE PARTIES HERETO AGREE THAT ANY SUIT, ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BROUGHT BY ANY PARTY OR ANY OF ITS AFFILIATES OR AGAINST ANY PARTY OR ANY OF ITS AFFILIATES) WILL BE BROUGHT IN THE DELAWARE CHANCERY COURT OR, IF

SUCH COURT DOES NOT HAVE JURISDICTION, ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR OTHER DELAWARE STATE COURT, AND EACH OF THE PARTIES HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH SUIT, ACTION OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY AGREES THAT SERVICE OF PROCESS ON SUCH PARTY AS PROVIDED IN SECTION 11 WILL BE DEEMED EFFECTIVE SERVICE OF PROCESS ON SUCH PARTY.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13. Representations and Warranties. The Guarantor hereby represents and warrants to the Company that (a) it has all the requisite limited partnership power and authority to execute, deliver and perform this Guaranty, (b) the execution, delivery and performance of this Guaranty by the Guarantor has been duly and validly authorized and approved by all necessary limited partnership action and no other partnership proceedings or actions on the part of the Guarantor are necessary therefor, (c) this Guaranty has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity, whether considered in a proceeding in equity or at law, (d) the Guarantor has uncalled capital commitments equal to or in excess of the Maximum Liability Cap, (e) the Guarantor has the right to call capital, and its limited partners or other investors have the obligation to fund such capital within ten calendar days of the issuance of a capital call, in an aggregate amount equal to or in excess of the Maximum Liability Cap (including a capital call solely in connection with the payment of any of the Guaranteed Obligations), (f) the execution, delivery and performance by the Guarantor of this Guaranty do not and will not (i) violate the organizational documents of the Guarantor, (ii) violate any Applicable Law or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, any contract to which the Guarantor is a party, and (g) the Guarantor has the financial capacity to pay and perform its obligations under this Guaranty, and all funds necessary for the Guarantor to fulfill any of the Guaranteed Obligations under this Guaranty will be available to the Guarantor for so long as this Guaranty remains in effect in accordance with Section 6 hereof. The Guarantor acknowledges that the Company has specifically relied on the accuracy of the representations and warranties contained in this Section 13 and, in the event of any breach hereof, the Company will have a right to seek appropriate damages and any such damages will be a “Guaranteed Obligation” for purposes of this Agreement; provided, however, that in no event will Guarantor’s liability exceed the Maximum Liability Cap regardless of the circumstances.

14. No Assignment. Neither the Guarantor nor the Company may assign its rights or interests or delegate its obligations hereunder to any other Person, by operation of law or otherwise, without the prior written consent of the Company (in the case of an assignment or delegation by the Guarantor) or the Guarantor (in the case of an assignment or delegation by the Company), in any such case in such party’s sole discretion; provided, however, that, without the prior written consent of the Company, the Guarantor may delegate its obligations with respect to the Guaranteed Obligations under this Guaranty to one or more private equity funds sponsored or managed by Guarantor or its Affiliates or to one or more co-investors in Parent, it being understood that any such delegation will not relieve the Guarantor of any of its obligations hereunder without the prior written consent of the Company, which consent may be withheld in the Company’s sole discretion.

15. Severability. Any term or provision of this Guaranty that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction; provided, however, that this Guaranty may not be enforced without giving effect to the provisions of Section 4, Section 6 and the limitation of the amount payable hereunder to the Maximum Liability Cap in Section 1 and in Section 13. No party will assert, and each party will cause its respective Affiliates not to assert, that this Guaranty or any part hereof is invalid, illegal or unenforceable, except to the extent of fraud.

16. Headings. The headings contained in this Guaranty are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

17. Confidentiality. This Guaranty will be treated as confidential and is being provided to the Company solely in connection with the Merger Agreement. This Guaranty may not be used, circulated, quoted or otherwise referred to in any document without the written consent of the Guarantor, except (a) for a filing required to be made by the Company with the SEC that is made after giving the Guarantor a reasonable opportunity to review and comment thereon or (b) in any action or proceeding provided for herein.

18. Miscellaneous. For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, the Company expressly hereby acknowledges that the only manner in which the Company or any of its Affiliates may obtain any form of money damages or other remedy against the Guarantor or any of its Affiliates (other than Parent and Merger Sub pursuant to the Merger Agreement, but subject to the limitations therein) is pursuant to the express provisions of this Guaranty or specific performance rights that the Company is entitled to exercise in accordance with the express terms and conditions of this Guaranty, the Equity Financing Commitment and the Merger Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty as of the date first written above.

WASSERSTEIN PARTNERS III, LP

By:	/s/ Anup Bagaria
Name:	Anup Bagaria
Title:	Authorized Signatory

Agreed to and accepted:

GLOBECOMM SYSTEMS INC.

By:	/s/ David E. Hershberg
Name:	David E. Hershberg
Title:	Chairman & CEO

Signature Page to Guaranty